UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/04/2006

MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31719

DE	134204626
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of principal executive offices, including zip code)

562 435 3666
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 7.01.    Regulation FD Disclosure

On August 4, 2006, the Procurement Division of the Indiana Department of Administration notified our Indiana health plan, Molina Healthcare of Indiana, Inc., that it has not been selected for contract negotiations to provide services in 2007 to the Hoosier Healthwise Medicaid program as a managed care organization for the Indiana Family and Social Services Administration. As a result of its not being selected, our Indiana health plan's existing contract with the state will expire on December 31, 2006.

The enrollment of our Indiana plan as of June 30, 2006 was 37,000 members, representing 3.7% of our total membership. The premium revenue of our Indiana plan for the quarter ended June 30, 2006 was $16.7 million, represented 3.5% of our total revenue.

We do not expect the loss of our Indiana contract for 2007 to impact the fiscal year 2006 guidance given on August 1, 2006.

Note: The information furnished herewith pursuant to Item 7.01 of this current report shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This current report contains forward-looking statements that are subject to numerous risk factors that could cause our actual results to differ materially. Such risk factors include, without limitation, uncertainties regarding the future timing and effect of the Indiana Hoosier Healthwise request for services (RFS) process and its impact on other Indiana requests for services, our ability to accurately predict our 2006 earnings, and other risks and uncertainties as described in our reports and filings with the Securities and Exchange Commission and available for viewing on its website at www.sec.gov, including those risk factors discussed in Part I, "Item 1A. Risk Factors," in our 2005 Annual Report on Form 10-K filed with the SEC on March 15, 2006. We disclaim any obligation to update our forward-looking statements.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.

Date: August 04, 2006	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, General Counsel